Exhibit 4.1

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR (II) THE ISSUER OF THE SECURITIES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

ONDAS NETWORKS INC.

WARRANT

September 3, 2024

Void After September 3, 2029

THIS CERTIFIES THAT, for value received and subject to the terms and conditions set forth below, Charles & Potomac Capital, LLC, or assigns (the “Holder”), is entitled to purchase at the Exercise Price (defined below) from Ondas Networks Inc., a Texas corporation (the “Company”), the Calculated Amount of fully-paid and non-assessable Warrant Shares of the Company.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Calculated Amount” means the quotient, rounded down to the nearest whole number, of (i) $1,000,000 divided by (ii) the Conversion Price.

(b) “Common Stock” shall mean the Company’s Common Stock, par value $0.0001 per share.

(c) “Conversion Price” shall mean (i) an amount that is equal to the price per share of the Company’s most senior series of Preferred Stock issued to investors in the Company’ next equity financing following the date hereof, provided, that, if no subsequent equity financing resulting in the issuance of Preferred Stock occurs after the date hereof, then (ii) 41.3104.

(d) “Exercise Period” shall mean the period beginning on the date of issuance of this Warrant and ending five years after such date on September 3, 2029 (or if such date is not a business day, the next succeeding business day), unless sooner terminated as provided below.

(e) “Exercise Price” shall mean $20.65.

(f) “Preferred Stock” shall mean the Company’s Preferred Stock, par value $0.0001 per share.

(g) “Sale of the Company” shall mean (i) a transaction or series of related transactions with one or more non-affiliates, pursuant to which such non-affiliate(s) acquires capital stock of the Company or the surviving entity, in either case, possessing the voting power to elect a majority of the board of directors or a majority of the outstanding capital stock of the Company or the surviving entity (whether by merger, consolidation, sale or transfer of the Company’s outstanding capital stock or otherwise); or (ii) the sale, lease or other disposition (including exclusive license) of all or substantially all of the Company’s assets or any other transaction resulting in all or substantially all of the Company’s assets being converted into securities of any other entity or cash; provided, however, that the sale by the Company of capital stock for the purpose of financing its business shall not be deemed to be a Sale of the Company.

(h) “Warrant Shares” shall mean the most recent series of shares of the Company’s most senior class of Preferred Stock issuable upon exercise of this Warrant (“Senior Preferred Stock”), with such most recent series determined as of the date of such exercise or other determination of amount payable with respect to this Warrant (e.g., the date of a future Sale of the Company), subject to adjustment pursuant to the terms hereof, including but not limited to adjustment pursuant to Section 6 below.

2. EXERCISE OF WARRANT.

(a) Method of Exercise. Subject to Section 3, the rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company:

(i) an executed Notice of Exercise in the form attached hereto;

(ii) this Warrant; and

(iii) Payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America.

(b) Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Holder, or such other person or persons as shall be designated in the Notice of Exercise, to purchase the balance of the Warrant Shares purchasable hereunder. If the Holder exercises this Warrant or attempts to exercise this Warrant before the Company shall have delivered to the Holder a new Warrant as contemplated above, then the Holder shall be deemed to have validly exercised this Warrant without the need for compliance with the requirements of Section 2(a)(ii). In no event shall this Warrant be exercised for a fractional Warrant Share, and the Company shall not distribute a Warrant exercisable for a fractional Warrant Share. Fractional Warrant Shares shall be treated as provided in Section 8 hereof.

(c) Effect of Exercise. Upon the exercise of the rights represented by this Warrant, shares of Senior Preferred Stock shall be issued for the Warrant Shares so purchased, and shall be registered in the name of the Holder or any other person or persons, if the Holder so designates, on or before the third (3rd) business day after the rights represented by this Warrant shall have been so exercised and shall be issued in certificate or book-entry form with a restrictive legend notation as set forth in Section 5(d) and delivered to the Holder, if so requested. The person in whose name any Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of issuance of the shares of Senior Preferred Stock, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3. VESTING. The Warrant Shares are fully vested and this Warrant is exercisable with respect to such Warrant Shares as of the date hereof.

4. COVENANTS OF THE COMPANY.

(a) Covenants as to Warrant Shares. If at any time the number of authorized but unissued shares of Common Stock and Senior Preferred Stock shall not be sufficient to permit exercise of this Warrant, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock and Senior Preferred Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.

(b) Valid Issuance. The Company has taken, and shall take, all steps necessary to ensure that all Warrant Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. Notwithstanding anything to the contrary herein, it is agreed and acknowledged that the Warrant Shares may be subject to certain restrictions on transfer set forth in the Company’s Bylaws, as in effect from time to time.

(c) No Impairment. Except and to the extent as waived or consented to by the Holder or otherwise in accordance with Section 2 hereof, the Company will not, by amendment of its Certificate of Formation (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

(d) Notices of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon the Warrant Shares, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; or (b) to effect any reclassification or recapitalization of its capital stock, then the Company shall give Holder at least ten (10) days prior written notice of the date on which an action will be taken to effect any of the foregoing.

(e) Compliance with Law. The Company shall take all such actions as may be necessary to ensure that any and all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock and Senior Preferred Stock (or other securities then constituting Warrant Shares) may be listed at the time of such exercise (except, if applicable, for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

5. REPRESENTATIONS OF HOLDER.

(a) Investment Experience. The Holder (a) acknowledges that it has received all the information Holder has requested from the Company and Holder considers necessary or appropriate for deciding whether to acquire this Warrant and the Warrant Shares, (b) represents that Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and the Warrant Shares and to obtain any additional information necessary to verify the accuracy of the information given Holder, and (c) further represents that Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risk of this investment. Holder acknowledges that investment in this Warrant and the Warrant Shares involves a high degree of risk, and represents that Holder is able, without materially impairing Holder’s financial condition, to hold this Warrant and the Warrant Shares for an indefinite period of time and to suffer a complete loss of Holder’s investment. Holder is an “accredited investor” as such term is defined in Rule 501 under Regulation D promulgated under the Securities Act.

(b) Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a present view toward the public distribution of said Warrant or Warrant Shares or any part thereof and has no intention of selling or distributing said Warrant or Warrant Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or Warrant Shares, except as would not result in a violation of the Securities Act. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act (including any exemption from registration thereunder) and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant Shares except in accordance with the Securities Act (including any exemption from registration thereunder).

(c) Securities Are Not Registered.

(i) The Holder understands that the offer and sale of the Warrant or the Warrant Shares have not been registered under the Securities Act on the basis that no distribution or public offering of such securities of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(ii) The Holder recognizes that the Warrant and the Warrant Shares may have to be held indefinitely unless the resale thereof is subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares, or to comply with any exemption from such registration.

(iii) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the availability of certain current public information about the Company and the required holding period under Rule 144 being satisfied. Holder is aware that any such sale made in reliance on Rule 144, if Rule 144 is available, may be made only in accordance with the terms of Rule 144.

(d) Disposition of Warrant and Warrant Shares. The Holder understands and agrees that all certificates evidencing the Warrant Shares to be issued to the Holder may bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR (II) THE ISSUER OF THE SECURITIES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

6. CHANGES IN OUTSTANDING SHARES. In the event of changes in the outstanding Common Stock or Senior Preferred Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have been entitled to had the Warrant been exercised immediately before the event, only as provided for in Section 2(a)(iii), and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number, class, and kind of shares subject to this Warrant. The Company shall promptly provide a certificate from an authorized officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class, and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment.

7. SALE OF THE COMPANY. In the event of a Sale of the Company, then the Company shall ensure that lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, only as provided for in Section 2(a)(iii), such shares of stock, securities or assets (including cash) as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, only as provided for in Section 2(a)(iii), had such Sale of the Company not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets (including cash) thereafter deliverable upon the exercise thereof. The Company shall not effect any Sale of the Company unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such Sale of the Company, or the entity purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, as the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 7 shall similarly apply to successive Sales of the Company.

8. FRACTIONAL SHARES, ADJUSTMENT OF EXERCISE PRICE. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair value of a Warrant Share by such fraction. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.0001; provided, however, that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the $0.0001 or to the nearest 1/100th of a share, as the case may be.

9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or, except as otherwise set forth herein, other rights as a stockholder of the Company.

10. RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Senior Preferred Stock a number of shares equal to no less than 100% of the maximum number of shares of Common Stock and Senior Preferred Stock issuable upon full exercise of the Warrant.

11. TRANSFER OF WARRANT. Subject to applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

12. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of identical denomination, tenor and terms as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13. MODIFICATIONS AND WAIVER. Provisions of this Warrant may be amended or modified, or a provision or requirement hereof waived, only with the written consent of the Company and the Holder.

14. NOTICES, ETC. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed email, or three business days after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed to: (a) if to the Holder, the address of the Holder most recently furnished in writing to the Company (or, if no address has been furnished, the address of such Holder in the Company’s records); and (b) if to the Company, the address of the Company's corporate headquarters, Attention: Chief Executive Officer.

15. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

16. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with the laws of the State of Delaware.

17. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

18. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

19. ENTIRE AGREEMENT. This Warrant constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersede all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of September 3, 2024.

ONDAS NETWORKS INC.

By:
Name:	Eric Brock
Title:	Chief Executive Officer

Address for Notice:

Ondas Networks Inc.
53 Brigham Street, Unit 4
Marlborough, MA 01752
Attention: Chief Executive Officer

[Signature Page to Warrant]

NOTICE OF EXERCISE

TO: ONDAS NETWORKS INC.

(1) The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, _________________ full shares of Ondas Networks Inc. Senior Preferred Stock (“Applicable Company Stock”) issuable upon exercise of the Warrant and delivery of $_________ (in cash as provided for in the foregoing Warrant).

(2) Please issue a certificate or certificates representing said shares of Applicable Capital Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address and social security or federal employer identification number (if applicable))

(3) If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

(Name)

(Address)

(4) The undersigned represents that (i) the aforesaid shares of Applicable Company Stock are being acquired for the account of the undersigned for investment and not with a view to the public distribution thereof and that the undersigned has no present intention of distributing or reselling such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), except as would not result in a violation of the Securities Act; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the issuance of the shares of Applicable Company Stock upon exercise of this Warrant has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because the issuance of such securities has not been registered under the Securities Act, such securities must be held indefinitely unless the resale thereof is subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Applicable Company Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the time period prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Applicable Company Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition is not required to be registered pursuant to the Securities Act; provided, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144 under the Securities Act.

Date:	Signature:

Print Name:

ASSIGNMENT FORM

(To assign the foregoing Warrant, subject to compliance with Section 11 hereof, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

(Name)

(Address)

Dated: ________________, 20___

Holder’s Name:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.